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                                                                       Exhibit C
                                                                       ---------
                                                                Option Agreement

                                OPTION AGREEMENT

              This Option Agreement (the "Option Agreement") is made as of May 30, 1997, by and between Suncom Communications L.L.C., a Delaware limited liability company (the "Optionee") and Audio Communications Network, Inc., a Florida corporation (the "Company").

                                   RECITALS:

        1. Optionee and the Company have entered into an Asset Purchase Agreement ("Purchase Agreement") dated as of November 19, 1996 pursuant to which the Company will acquire substantially all of the assets of Optionee in exchange for a specified amount of the common stock, par value $0.25 per share ("Common Stock") of the Company. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

        2. Pursuant to Section 6.1(d) of the Purchase Agreement, the Company has agreed to grant Optionee an Option to acquire up to one million (1,000,000) shares of Common Stock of the Company upon and in accordance with such terms and conditions as are set forth herein.

                                  AGREEMENTS:

               In consideration of the foregoing and of the covenants and agreements contained herein, Optionee and the Company, intending to be legally bound, agree as follows:

        1. GRANT OF OPTION

               The Company hereby grants to the Optionee, as of the date hereof (the "Grant Date"), an irrevocable option (the "Option") to acquire up to one million (1,000,000) shares of the Common Stock ("Option Stock") upon the exercise of such Option in accordance with the terms and conditions set forth herein.

               (a) Exercise Price. Except as otherwise provided in paragraph l(b) below, the Option shall be exercisable at $6.00 per share (the "Exercise Price").




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               (b) Option Term. Subject to the fulfillment of the conditions set forth in this Section 1, the Option shall be immediately exercisable for all or any portion of the Option Stock from the Option Commencement Date to the Termination Date as those terms are defined below:

                      (1) Commencement Date. The Option shall become exercisable upon the consummation of a public or private offering of the Company's securities for cash and only with respect to that number of shares of Common Stock which are issued in such offering. In the event that the Company consummates such an offering consisting of securities convertible into Common Stock ("Convertible Securities") and in the event that any of such Convertible Securities are converted into Common Stock, the Option shall become exercisable with respect to the number of shares of Common Stock so converted; provided, that in such event, the Exercise Price of the Option shall be $9.00 per share. The date upon which the Option becomes exercisable pursuant to this Section l(b)(1) is referred to herein as the "Option Commencement Date."

                      (2) Termination Date. The Option shall terminate on the earlier of (i) the exercise of the Option in its entirety; or (ii) the date which is three years from the date hereof; provided, that in the event that the Company consummates an offering consisting of Convertible Securities within three years of the date of this Option Agreement, this Option shall terminate on the date which is three years from the date of the consummation of such offering. The date provided by this Section 1(b)(2) is referred to herein as the "Termination Date."

              (c) Representations and Warranties. The Company represents and warrants that:

                      (1) the Option constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles; and

                      (2) upon due exercise in accordance with the terms of this Option Agreement, the shares of Common Stock issuable upon such exercise shall be validly issued, fully paid and non-assessable.

                      (3) The Company has adequate authorized but unissued shares of Common Stock for issuance to the Optionee in accordance with the terms and provisions hereof and the Company has set aside and reserved 1,000,000 shares of Common Stock with respect thereto.

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         2. PAYMENT; CONDITIONS TO EXERCISE

            (a) The exercise of the Option shall be effected by the Optionee's executing and delivering to the Company a notice stating the Optionee's intent to exercise the Option and the number of shares of Option Stock to be acquired pursuant to such exercise.

            (b) Payment of the aggregate exercise price for the portion of Option Stock to be acquired by exercise of the Option shall become due within 15 business days after delivery of the notice described above in Section 2(a) and immediately upon the consummation of such exercise and shall be paid in cash for such aggregate amount.

         3. CAPITAL ADJUSTMENTS

            (a) In the event any change is made to the Common Stock (whether by reason of (i) a recapitalization or (ii) a stock dividend, stock split, combination of shares, exchange of shares or other change in capital structure effected without receipt of consideration), then, appropriate adjustments shall be made to the number of shares and price per share of the stock subject to this Option. In the event of such a change, the Company shall provide Optionee with prior written notice thereof and a calculation of the adjustment required thereby.

            (b) If the Company is the surviving entity in any merger or other business combination then this Option, if outstanding immediately after such merger or other business combination, shall be appropriately adjusted to apply and pertain to the number and class of securities that would be issuable to the Optionee in the consummation of such merger or business combination if the Option were exercised immediately prior to such merger or business combination, and appropriate adjustments shall also be made to the exercise price payable per share.

         4. INVESTMENT REPRESENTATION; LIMITATION ON TRANSFER

            Optionee is acquiring the Option and will acquire the Option Stock for investment and for its own account and not with a view toward, or for sale in connection with, any distribution thereof, or with any present intention of the distribution or sale of the shares or any part thereof. Optionee agrees that neither the Option nor the Option Stock may be sold, transferred, offered for sale, hypothecated, pledged or otherwise disposed of without registration under the Securities Act of 1933, as amended, and applicable state securities laws, except pursuant to an exemption from such registration available under such law.

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         5. LEGENDS

            All certificates representing any Option Stock shall have endorsed thereon the following legend:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS."

         6. MISCELLANEOUS

            (a) The provisions of this Option Agreement shall inure to the benefit of, and be binding upon, the parties and their successors, administrators, heirs, legal representatives and assigns.

            (b) This Option Agreement shall be governed by and construed under the laws of the State of Florida as applied to agreements among Florida residents entered into and to be performed entirely within Florida.

            (c) This Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (d) Any notice required to be given or delivered to the Company or the Optionee under the terms of this Option Agreement shall be in writing and addressed to the Company or the Optionee, as the case may be, in care of its Secretary at its corporate offices. All notices shall be deemed to have been given or delivered upon personal delivery or upon the second business day after the date of either delivery to a certified courier service or deposit in the U.S. mail, postage prepaid, or overnight mail, and properly addressed to the party to be notified.

                  [Remainder of page intentionally left blank]

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               IN WITNESS WHEREOF, the undersigned have executed this Option
Agreement as of the date first above written.

                                          AUDIO COMMUNICATIONS
                                          NETWORK, INC.



                                          By: /s/ A.J. Schell
                                             --------------------------------
                                             Name:
                                             Title:
                                                   --------------------------



                                          SUNCOM COMMUNICATIONS L.L.C.


                                          By: /s/ David W. Unger
                                             --------------------------------
                                             Name:  David W. Unger
                                             Title: Chairman


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